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EXHIBIT 99.1

PRESS RELEASE

SCHWEITZER-MAUDUIT ANNOUNCES CONFERENCE CALL
TO DISCUSS THIRD QUARTER 2004 RESULTS

Alpharetta, GA, October 25/PRNewswire/—Schweitzer-Mauduit International, Inc. (NYSE: SWM) will issue a press release announcing the Company's third quarter 2004 results prior to the market opening on October 28, 2004. In conjunction with the earnings release, you are invited to listen to the Company's conference call that will be broadcast live over the Internet.

What:	Schweitzer-Mauduit International, Inc. Third Quarter Earnings Release
When:	Thursday October 28, 2004 at 10:30 a.m. Eastern Time
Where:	http://www.schweitzer-mauduit.com
How:	Live over the Internet—Simply log on to the Web at the address above and follow the instructions set out on the Home page or in the Investor Relations section.

To listen to the live call, please go to the Web site at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available at the Web site for approximately 90 days.

        Schweitzer-Mauduit International, Inc. is a diversified producer of premium specialty papers and the world's largest supplier of fine papers to the tobacco industry. It also manufactures specialty papers for use in alkaline batteries, vacuum cleaner bags, overlay products, business forms and printing and packaging applications. Schweitzer-Mauduit and its subsidiaries conduct business in over 90 countries and employ 3,700 people worldwide, with operations in the United States, France, Brazil, Indonesia and Canada.

Contact:	Bill Foust 770-569-4203	Paul Roberts 770-569-4277

        (Minimum Requirements to listen to broadcast: The RealPlayer software, downloadable free from www.real.com/products/player/index.html, and at least a 14.4Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to webmaster@vdat.com.)

SOURCE: Schweitzer-Mauduit International, Inc.

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  EXHIBIT 99.1
  PRESS RELEASE